UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 7, 2005

FIRST ADVANTAGE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-31666	61-1437565
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Progress Plaza, Suite 2400 St. Petersburg, Florida	33701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (727) 214-3411

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On November 8, 2005, First Advantage Corporation (the “Company”) and its largest shareholder, The First American Corporation (“First American”) jointly announced the purchase of seventy-five percent of LeadClick Media, Inc., a company specializing in providing online lead generation and marketing (“LeadClick”). Concurrently with the execution and delivery of the stock purchase agreement, the Company and First American paid seller an aggregate purchase price of $150,000,000 in a combination of cash in the amount of $100,000,000, one subordinated promissory note in the aggregate amount of $30,000,000 and Class A common Stock of the Company in the amount of $20,000,000. The Company funded the payment of the cash portion of the consideration through borrowings under the Company’s senior secured credit facility with its lenders. In addition, First American contributed $45,000,000 of the cash consideration in exchange for the purchase of its equity stake in LeadClick. The remainder of the consideration was paid by the Company.

Under the terms of the stock purchase agreement, the Company and First American are obligated to purchase the additional twenty-five percent of LeadClick over the next three years unless the period is extended upon mutual agreement of the parties. The purchase price for the additional equity stake is based upon a multiple of LeadClick’s earnings before interest, tax, depreciation and amortization (“EBITDA”).

The terms of the stock purchase agreement, including the consideration paid by the Company and First American, were determined in arms’-length negotiations between the Company and First American, on the one hand, and the seller, on the other hand.

The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the stock purchase agreement and the transactions contemplated by the stock purchase agreement. The foregoing description is qualified in its entirety by reference to the stock purchase agreement, a copy of which is attached to this Current Report as Exhibit 2.1 and is incorporated herein by reference.

On November 8, 2005, the Company and First American jointly issued a press release announcing the closing of the transaction. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The disclosures and qualifications in Item 1.01 are incorporated into this Item 2.01 by reference.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements.

The Company will file the financial statements required by Item 9.01(a) of Form 8-K by an amendment to this Current Report on Form 8-K no later than 71 days after the date that this Current Report on Form 8-K must be filed.

(b) Pro Forma Financial Information

The Company will file the pro forma financial information required by Item 9.01(b) by an amendment to this Current Report on Form 8-K no later than 71 days after the date that this Current Report on Form 8-K must be filed.

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(c) Exhibits.

Exhibit No.	Description
2.1	Stock Purchase Agreement Among First Advantage Corporation, Leadclick Holding Company, LLC, Robert Afshar and RaaBoom LLC, dated November 7, 2005 (Exhibits And Schedules Omitted)*

99.1	Press Release dated November 8, 2005

*	The Registrant will furnish a supplementary copy of any omitted exhibits and schedules to the SEC upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST ADVANTAGE CORPORATION

By:	/s/ John Lamson
Name:	John Lamson
Title:	Executive Vice President and Chief Financial Officer

Dated: November 8, 2005